Exhibit 10.21
Shares Pledge Agreement

Party A: Guangxi Liuzhou Baicaotang Medicine Ltd.
Legal Representative: Tang Huitian, President.

Party B: Liuzhou Baicaotang Property Management Co., Ltd
Legal Representative: Tan Yuqing

Whereas, Party B borrowed RMB153,000 Yuan from Party A on 05/03/2008.
Through the friendly negotiation, Party A and Party B hereby, with respect to the issue that Party B pledgesits 51% of the shares it owns inthe Liuzhou Baicaotang Pharmaceutical Chain Co., Ltd to Party A, have reached the following agreements:

Article 1  Right of Credits
Party A lent RMB Yuan to Party B on 05/03/2008.

Article 2  Repayment Period
Party B shall pay all the amount of loans to Party A no later than 12/31/2015.

Article 3  Pledged Shares
Party B agrees to pledge51% of the shares it owns inthe Liuzhou Baicaotang Pharmaceutical Chain Co., Ltd to Party A., and will deliver the shares certificate which represents 51% of the shares of Liuzhou Baicaotang Pharmaceutical Chain Co., Ltd to Party A before 05/31/2008.

Article 4  Scope of the Guaranty of Pledge
The scope of the guaranty of pledge provided by Party B includes: 1) Loan principal；2) Interest (as calculated by the loan rate of fluid capital of the corresponding period issued by People’s Bank of China); 3) Liquidated damage; 4) Legal fees, attorney fees, travel and other necessary expenses paid or advanced by Party A for claims.

Article 5  Ownership of Pledge Interest
Party A and Party B hereby agree that the pledge interest during the pledge period will be possessed by Party A.

Article 6  Fulfillment of Liabilities
If Party B repays the debt according to the stipulations of Article 1 and Article 2 herein, Party A will return all the pledged shares to Party B within five days from the date of Party B’s full repayment to Party A, and complete the deregistration procedures of such pledge.
If Party B fails to repay the debt according to the stipulations of Article 1 and Article 2 herein, Party A is entitled to ask Party B to take all the repayment liability within the scope of the guaranty of pledge set forth in Article 4 herein. If the value of the pledged shares is not enough to cover the debt, any balance due shall be recoverable from Party B. Party A may use the money from converting, auction or sale of the pledged sharesto pay off the debtsthrough the negotiation with Party B, where the money from the converting, auction or sale of the pledged shares is excess the amount of debt, the excess amount will belong to Party B, where the money is not enough to cover the amount of debt, any balance due shall be recoverable from Party B.
If Party B fails to fulfill the repayment obligations within the scope of the guaranty of pledge, or the value of the pledged shares is not enough to cover the debt and Party B fails to repay the debt accordingly, Party B will have no right to redeem the pledged shares.

Article 7  Registration of Pledge
Party B is responsible for completing the registration of shares pledge within ten days from the execution date of this agreement, and will inform Party A of the registration in writing. Party B will have no right to transfer the pledged shares in whole or in part during the pledge period.

Article 8  Miscellaneous
Any dispute arising out of the performance of this agreement, shall be settled through mutual consultation by Party A and Party B. If no agreement is reached through the consultation, such dispute will be submitted to Liunan District People's Court located in Liuzhou for judgement.
This agreement is made in five counterparts with each party holding two copies, and the other one copy will be submitted to Liuzhou Baicaotang Pharmaceutical Chain Co., Ltd for shares pledge filing. This agreement will be signed and sealed by Party A and Party B, and will become effective from the date that the pledged shares registered in the shareholders roster of Liuzhou Baicaotang Pharmaceutical Chain Co., Ltd.
This agreement may be modified or amended only by written confirmation duly signed by Party A and Party B.

Party A: Guangxi Liuzhou Baicaotang Medicine Ltd.	Party B: Liuzhou Baicaotang Property Management Co., Ltd
Legal Representative：	Legal Representative：
Date: 05/03/2008	Date: 05/03/2008